Exhibit 99.1

RCMW Secures European Distributor for its True Leaf Pet Branded Products

Cheyenne, WY, August 9, 2021 (RCMW:OTCBB) – RCMW Group Inc. (“RCMW” or the company) a publicly traded company and a vertically integrated group of business units that are emerging leaders in the consumer products category; is very pleased to announce that its wholly owned European subsidiary operating throughout the EU and UK, Pet Health Technology, has executed a Purchase and Supply Agreement with Eldorado A/S (“Eldorado”) of Denmark, the largest wholesaler of animal supplies and riding equipment in Scandinavia. Eldorado will actively promote True Leaf Pet products in Denmark, Sweden, Norway and Iceland.

It is anticipated that Eldorado will be initially carrying 19 product lines of True Leaf Hemp Supplements to distribute in their fleet of 250 stores throughout Europe. It is expected that first order from Eldorado should occur prior to year end 2021.

“We are pleased to have partnered with Eldorado A/S as distributor in Europe for our Pet Health Technology division. The team is excited about this partnership as it gives our True Leaf Pet brand exposure in 250 stores throughout the Scandinavian counties. We anticipate that the potential sales could be large from this partnership. Furthermore, we believe that this transaction is creating a platform for RCMW to springboard our other European products.” said Michael Shenher, CEO.

About Eldorado A/S

Eldorado A/S, is a Danish family-owned company and is Scandinavia’s largest wholesaler in animal supplies and riding equipment. Eldorado A/S whose tagline is ‘We define the Pet & Equestrian business by creating value and unique experiences’

Eldorado is a dynamic and extremely expansive family-owned business with head office in Haderslev, Denmark. Eldorado is one of the leading BTB sourcing and service companies in Scandinavia within pet supplies and equestrian equipment. The Eldorado Group employs more than 120 employees with offices and local footprint in Denmark, Norway, and Sweden.

About RCMW Group Inc.

A vertically integrated, publicly traded company with an initial focus on consumer product goods. RCMW Group Inc, (RCMW:OTC) operates a portfolio of subsidiary companies. Focusing on a variety of assets, products, and ancillary offerings in consumer product related industries. RCMW’s fluid business model is positioned to capitalize on, and quickly adapt to, changing market conditions. The Company is continually seeking opportunities and strategic acquisitions that support its business model and maintain alignment with the dynamic industry environment. The Company currently has operations in the U.S., Canada, Europe and Asia.

RCMW Group has assembled a highly experienced executive team with over 50 years of combined business experience. Their expertise includes management, financing, acquisitions, business development, product development, and operations. They have been instrumental in launching successful start-ups, including establishing sales channels that have contributed to shaping emerging marketplaces. Management has the business acumen to navigate change to meet the growing international demand for hemp-based products and premier vape hardware.

Forward Looking Information

This news release contains “forward-looking statements” within the meaning of applicable securities legislation, such as section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934, including estimates of future sales, cash flows, business plans, the estimated amounts and timing of capital expenditures, the assumptions upon which estimates are based and related sensitivity analyses, and other expectations, beliefs, plans, objectives, assumptions or statements about future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “2019E” “anticipates” or “does not anticipate”, “plans”, “estimated” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved). By their nature, such forward-looking statements are subject to a number of risks, uncertainties and assumptions, which could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements, including those material risks discussed in the Company’s Form 10, and in our Management’s Discussion and Analysis. The material assumptions are disclosed in the Management’s Discussion and Analysis. In addition, with respect to forward-looking information contained in this presentation, assumptions have been made regarding, among other things: Commodity pricing, manufacturing efficiency, future interest rates, currency exchange rates and future costs, and availability of financing. These assumptions, risks and uncertainties could cause actual results or other expectations to differ materially from those anticipated, expressed or implied by such statements. The impact of any one assumption, risk, uncertainty or factor on a particular forward-looking statement is not determinable with certainty as these are interdependent. Except as required by law, RCMW Group Inc. assumes no obligation to update forward-looking statements should circumstances or management’s estimates or opinions change. Certain information contained herein has been prepared by third-party sources. To the extent such estimates constitute a “financial outlook” or “future oriented financial information” in this presentation, as defined by applicable securities legislation, such information has been approved by management of RCMW Group Inc. Such financial outlook or future oriented financial information is provided for the purpose of providing information about management’s current expectations and plans relating to the future. Readers are cautioned that reliance on such information may not be appropriate for other purposes.

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